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
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
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  FIRSCO LETTERHEAD -
To Plan sponsors Spartan U.S. Index Fund -  Fund 650 - RECORD KEPT PLANS
 - - ALSO:  see bottom and keep or delete  OPTIONAL P.S  FOR  -GOVN'T
SECURITIES FUND   -054 IF PLAN ALSO OFFERS IT
      9/23/97 - FIRST USE
------------------------------------------------
Dear Plan Sponsor:
Last April, Fidelity Investments(Registered trademark) substantially decreased the expenses on the Spartan(Registered trademark) U.S. Equity Index Fund (formerly Fidelity U.S. Equity Index Portfolio). The fund is now one of most competitive mutual funds seeking to track the S&P 500(Registered trademark) available to you and your 401(k) plan participants. To further streamline the index fund management process and support the lower expenses, additional changes are being proposed that require shareholder approval at the forthcoming shareholder meeting on November 19th. Participants who are invested in the fund as of September 22, 1997 will have the opportunity to evaluate and vote on the proposals. The proposed changes, if adopted by shareholders would:
a) modify the management contract with FMR reducing the management fee payable by the fund to FMR, from 0.28% to 0.24% of the fund's average net assets (with a 0.19% cap though December 31, 1999). Under the proposal, any sub-adviser fees associated with securities lending (estimated at 0.002% of average net assets of the fund) will not be subject to the cap.
b) appoint  Bankers Trust Company (BT) as sub-adviser to the fund.
BT was selected as the sub-adviser for the three new Spartan equity index funds Fidelity expects to offer later this fall. Details on the new funds can be found on the attachment. Shareholders in the Spartan Market Index Fund and Fidelity VIP II Index 500 Portfolio will also hold shareholder meetings on November 19 to vote on the appointment of BT as sub-adviser to their funds. The proposal to appoint BT is part of Fidelity's ongoing effort to provide services to the fund efficiently and at low cost. As one of the largest index portfolio asset managers, BT has achieved economies of scale, investment management expertise including securities lending activities and asset custody capabilities. If shareholders approve BT's appointment as sub-adviser, BT would then provide day-to-day investment management, custody and securities lending services for the fund. FMR would still retain responsibility for overseeing BT's duties including investment performance and would retain its other management functions, subject to oversight by the Board of Trustees. All other fund services, including shareholder account services, would be unchanged.
Fidelity Investments urges all fund shareholders to vote on these proposals by proxy and to return their proxy cards as soon as possible. I will be calling you in the next few days to request your permission to telephone those participants in your plan who hold investments in the fund reminding them to vote - or, in the future, in other funds with proxies. Allowing participants to receive phone calls at home will help the funds obtain quorum and keep expenses in line. Fidelity uses an outside professional firm that will - if needed - call participants at home at convenient times asking them to vote. A proxy call-out authorization form is enclosed for you to sign and return to me should you agree to allow participants to be called if needed. Thank you for your consideration.
      Sincerely,
----------------------------
NOTE: SECTION BELOW IS OPTIONAL IF PLAN USES : FIDELITY GOVERNMENT SECURITIES FUND #054
P.S. IMPORTANT NOTE: In addition to the shareholder meetings mentioned above, the Fidelity Government Securities Fund is also holding a shareholder meeting on November 19, 1997. Proxy materials will be mailed to shareholders of record as of September 22nd. Fidelity would also
appreciate authorization   to call participants invested in the Fidelity
Government Securities Fund using the methodology described above - if needed - to remind them to return their proxy cards.
encl.

 FOR PLAN SPONSORS ONLY
6I - 39233.001




Q&A - FIDELITY'S NEW SPARTAN INDEX FUNDS
NEW FUNDS
 Fidelity expects to launch three new index funds - Spartan(Registered trademark) Total Market Index Fund, Spartan Extended Market Index Fund and Spartan International Index Fund in the fall.
Q: WHY IS FIDELITY LAUNCHING THESE FUNDS?
A: The launching of these funds addresses two issues. First, plan sponsor, participant and individual investor feedback has indicated increased interest in index funds; assets in U.S. index funds - (about $93 billion at the end of 1996) have grown threefold since 1994. By adding new index funds, Fidelity is responding to plan sponsor and investor requests. Second, the new funds will expand the choices available to plan sponsors and participants seeking to supplement their actively-managed equity funds. In addition to our strong line-up of diversified, actively-managed equity funds, Fidelity's new funds will provide a more extensive range of investment options for plan sponsors and their participants.
Q: WHAT ABOUT FIDELITY'S COMMITMENT TO ACTIVE INVESTMENT MANAGEMENT?
A: Fidelity firmly believes that thorough research and active investment management can lead to outperformance of major market indices over time. However, some participants and plan sponsors choose to supplement their actively managed investment options with funds that seek to track specific unmanaged benchmarks.

Q: WHAT ARE THE  THREE NEW INDEX FUNDS?
A: Spartan Total Market Index Fund seeks a total return that corresponds to that of the Wilshire 5000 Equity Index (Wilshire 5000);Spartan Extended Market Index Fund seeks a total return that corresponds to that of the Wilshire 4500 Equity Index (Wilshire 4500); and Spartan International Index Fund seeks a total return that corresponds to that of the Morgan Stanley Capital International Europe, Australasia and Far East Index (MSCI - EAFE(Registered trademark) Index often called the EAFE index). These are capitalization weighted indices.
Q: WHY DID FIDELITY CHOOSE THESE INDEXES AS BENCHMARKS FOR THE NEW FUNDS?

A: The three new index funds provide diversification to the S&P 500(Registered trademark) index funds already offered. Two of our existing mutual funds - Spartan U.S. Equity Index Fund (formerly Fidelity U.S. Equity Index Portfolio) and Spartan Market Index Fund ( formerly Fidelity Market Index Fund and primarily a retail fund) - track the S&P 500. The new index funds give our plan sponsors, plan participants and other Fidelity investors opportunities to invest in funds that track broader, more diversified indices than the S&P 500. The Wilshire 5000, for example, represents a much broader sampling of stocks than the S&P 500 with less emphasis on blue chip or "household name" stocks. The Wilshire 4500 focuses on small-to-medium sized companies and the EAFE Index tracks the performance of the broad, international markets. The Wilshire 4500 index will not contain the stocks found in the S&P 500 index.
 Q: WHAT STOCKS ARE IN THESE WILSHIRE 5000 AND 4500 INDEXES?
 A:   The Wilshire 5000 consists of almost all U.S. headquartered stocks that trade regularly on the NewYork Stock Exchange, American Stock Exchange and NASDAQ for which market prices are readily available. It includes all of the stocks in the S&P 500 except for a small number of foreign stocks (11 as of 6/30/97) that are in the S&P 500. The domestic S&P 500 stocks accounted for approximately 71% of the Wilshire 5000 as of 6/30/97. As of then, over 7,000 capitalization weighted security returns were used to adjust the index. At that time, the Wilshire 5000 capitalization was about 82% NYSE, 1% AMEX, and 17% OTC. The Wilshire 4500 contains the same securities as the Wilshire 5000 excluding the S&P 500 stocks, giving the index more of a small-to-medium-capitalization flavor. As of 6/30/97, its capitalization was about 59% NYSE, 3% AMEX, and 38% OTC.

 Q: WHAT DOES THE MSCI - EAFE INDEX REPRESENT?
 A: EAFE stands for Morgan Stanley Capital International "Europe, Australasia, Far-East" Index - often called the EAFE index. The EAFE is a capitalization-weighted index composed of over 1000 foreign equity securities. It is designed to be representative of developed countries only and does not include most emerging market stocks. Currently, it includes stocks of companies located in the following regions and countries:
Europe--Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Spain, Sweden, Switzerland, and the United Kingdom; Australasia--Australia and New Zealand; Far-East--Hong Kong, Japan, Malaysia, and Singapore.
Q: HOW MUCH OF THE MARKET CAPITALIZATION OF EAFE DOES JAPAN REPRESENT?
A: Japan currently accounts for approximately 30% of the EAFE but has represented over 60% in the past.
Q: WHAT IS THE EXPENSE STRUCTURE OF  FIDELITY'S INDEX FUNDS?
A: With the expense ratio of Spartan U.S. Equity Index Fund capped at 19 basis points through 12/31/99, Fidelity offers an S&P 500 index fund with one of the lowest expense caps on the market. The fund's present contractual expense ratio is 28 basis points; however, a proposal to lower the expense ratio to 24 basis points will be voted on by the fund's shareholders at a special shareholder meeting on November 19, 1996. The new index FUNDS will also have highly competitive expense ratios as shown in the table below.
Q: SOME FUND FAMILIES CHARGE A PURCHASE OR TRANSACTION FEE ON THEIR INDEX FUNDS. WILL FIDELITY IMPOSE SUCH FEES AS WELL?
A:   PURCHASE FEES (OFTEN CALLED TRANSACTION FEES) WILL NOt BE ASSESSED ON
INVESTMENTS IN FIDELITY'S INDEX FUNDS THAT SEEK TO TRACK THE S&P 500 SUCH AS THE SPARTAN U.S. EQUITY INDEX FUND OR THE SPARTAN MARKET INDEX FUND.
 THESE FEES WILL ONLY BE ASSESSED ON INVESTMENTS IN THE THREE NEW SPARTAN EQUITY INDEX FUNDS THAT ATTEMPT TO TRACK WILSHIRE 4500, WILSHIRE 5000, AND EAFE INDEXES . Investors in these funds will benefit from the purchase fees that each fund receives from ALL SHAREHOLDERS ON ALL PURCHASES OF SHARES IN EACH FUND. These fees, which are part of the fund's own assets, help the fund in its attempt to match the benchmark's returns by offsetting some of the costs of trading. Trading increases brokerage, transaction and other operating expenses that the benchmark index does not incur. Such expenses reduce a fund's ability to track the benchmark index's performance. Purchase fees serve investors by helping the fund to defray these additional costs thereby improving the fund's ability to
track the    benchmark's returns.  Such fees also reduce the appeal of a fund to short term trading by investors or groups of investors that might engage in market timing or other volatile trading strategies. These fees are shown in the table below.
Q: ARE PURCHASE FEES THE SAME AS  LOADS?
A: No because they are paid directly to the fund and become part of the fund's own assets. Neither Fidelity nor BT will receive any part of the purchase fees. Loads, on the other hand, would be paid to the distributor
of a mutual fund in connection with the sale of the  fund.   The Spartan
index funds do  not have loads.
Q: HOW WILL PURCHASE FEES AFFECT THE AMOUNT INVESTED?
A: The purchase fee will be incorporated into the offering price resulting in an adjusted purchase price. The full amount of any investment will be paid to the fund to purchase shares; fewer shares will be purchased than if there were no purchase fee. The purchase fee is paid to the fund so in a sense, the investor is paying himself and others in the fund to defray some of the costs incurred when he invests.
Q: WHAT PRICE WILL BE QUOTED IN THE NEWSPAPERS AND OTHER DOCUMENTS?
A: Investors will see their fund's NAV or net asset value quoted in the newspapers and data bases. This is the last closing price for the sale of shares in the fund.

Q: DO OTHER FUND FAMILIES CHARGE PURCHASE FEES ON THEIR INDEX FUNDS?
A: Yes. Some of the largest managers of index mutual funds do. They may be called "transaction fees" or other terms.
Q:   WHY DO SOME INDEX FUNDS USE THEM?
A:    For index  funds to meet their objective of providing performance that is close to a benchmark's, they need to be able to cover some of the costs not incurred by the benchmark such as transaction, brokerage commissions and other related expenses
Q: WHY DOESN'T THE SPARTAN U.S. EQUITY INDEX FUND CHARGE A PURCHASE FEE? DOESN'T IT HAVE TRADING AND OTHER EXPENSES LIKE THE NEW INDEX FUNDS?
A: Yes, it does have these costs. But the depth of the market represented by the S&P 500 and the relatively lower trading costs, commissions or spreads of the stocks in the benchmark makes it easier for the fund to absorb expenses without as great a potential impact on performance. Investments in some stocks can involve higher trading costs. Funds that track indexes comprising such securities may use purchase fees to offset these expenses and to help keep performance in line. In addition, the size of the Spartan U.S. Equity Index Fund at over $8.5 billion in assets as of 8/31/97, also helps to offset these costs.
Q: I UNDERSTAND THAT FIDELITY HAS SELECTED BANKERS TRUST COMPANY (BT) TO BE THE SUB-ADVISER AND TO PROVIDE DAY-TO-DAY INVESTMENT MANAGEMENT FOR ITS SPARTAN EQUITY INDEX FUNDS. WHAT DOES THIS MEAN FOR INVESTORS AND WHY ISN'T FIDELITY CONTINUING TO MANAGE THESE FUNDS IN-HOUSE?
A: Fidelity determined that a cost-efficient way to provide competitive equity index mutual fund products going forward was to utilize the services of Bankers Trust, a firm with a large presence in the passive and quantitative asset management field. Having over $120 billion in assets under management in these types of strategies as of 6/30/97 has given BT the opportunity to achieve significant cost advantages. BT has put in place the experienced staff, systems, trading capabilities and additional organizational infrastructure needed for index fund management on a large scale. This new arrangement benefits investors by combining Fidelity's investment oversight and mutual fund management with the cost efficiencies of one of the largest and most experienced index fund portfolio managers.

Q: WILL THE EXISTING EQUITY FUNDS ALSO BE MANAGED BY BT?
A: Fidelity will seek the approval of shareholders of record as of 9/22/97, of a sub-advisory contract with BT for the Spartan U.S. Equity Index Fund in the proxy materials that will be sent in connection with the shareholder meeting scheduled for 11/19/97. Shareholders of the Spartan Market Index Fund (primarily retail) and the Fidelity VIP II Index 500 Fund (marketed by companies offering variable annuities) will also be asked approve the change in their respective funds.
Q: CAN YOU TELL US MORE ABOUT BT'S EXPERIENCE IN  INDEX FUND MANAGEMENT?
A: Bankers Trust has managed index products for 20 years. With more than $120 billion in quantitative and indexed investment strategies as of 6/30/97- including domestic and global index and enhanced index funds, the
firm ranks as the third largest investment manager of index assets.   Some
$50 billion was in S&P 500 indexed funds. BT managed $250 billion overall as of 6/30/97.
Q: HOW WILL THE FUNDS BE MANAGED?
A:   Bankers Trust may use various methods to manage the index funds including statistical sampling techniques which seek to replicate the index returns while holding a smaller number of securities than the index contains. The fund may hold many types of and employ different investment strategies as indicated in its prospectus.
 Q:   MANY INDEX FUNDS TAKE ADVANTAGE OF SECURITIES LENDING OPPORTUNITIES
TO EARN ADDITIONAL INCOME TO DEFRAY FUND EXPENSES AND HELP PERFORMANCE TRACK THEIR BENCHMARK. WILL THE FUNDS PARTICIPATE IN SECURITIES LENDING?

A:   Yes, the funds expect to participate in securities lending activities which can provide income to the funds.
Q: WHAT WILL FIDELITY'S ROLE BE GOING FORWARD IN INDEX FUNDS?
A:    Fidelity will continue to  manage the commingled S&P 500 index pooled fund and the Fidelity U.S. Bond Index Fund in-house. In its role as manager, Fidelity will be responsible for overseeing BT's performance and will retain its other management responsibilities, subject to the oversight of the Board of Trustees. However, BT will be responsible for day-to-day fund management including security selection and trading. BT will also serve as the custodian for the funds.
Q: DOES FIDELITY PLAN ADDITIONAL SUB-ADVISORY RELATIONSHIPS IN THE FUTURE?
A: No. The use of the sub-adviser for the equity mutual funds enables Fidelity to meet the needs of retirement plans, plan participants and individual investors for competitive index funds. It also enables us to focus our resources on active management strategies. Fidelity is the largest mutual fund manager with over $ 538 billion in assets under management as of 7/31/97.

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Fund                                 Benchmark       Expense Cap              Purchase Fees

SPARTAN TOTAL MARKET INDEX FUND      Wilshire 5000   25 bp through 12/31/99     50 bp (0.50%)

SPARTAN EXTENDED MARKET INDEX FUND   Wilshire 4500   25 bp through 12/31/99     75 bp (0.75%)

SPARTAN INTERNATIONAL INDEX FUND     MSCI-EAFE       35 bp through 12/31/99   100 bp (1.00%)

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*SECURITIES LENDING MAY RESULT IN ADDITIONAL EXPENSES NOT SUBJECT TO THE
EXPENSE CAPS IN THE ESTIMATED AMOUNTS OF:
0.2 BP FOR THE SPARTAN U.S. EQUITY INDEX FUND, 0.8 BP FOR THE SPARTAN TOTAL MARKET INDEX FUND; 0.8 BP FOR THE SPARTAN EXTENDED MARKET INDEX FUND AND 6.0 BP FOR THE SPARTAN INTERNATIONAL INDEX FUND.
NOTE:   THE SPARTAN U.S. EQUITY INDEX FUND AND THE  SPARTAN MARKET   INDEX
FUND DO NOT CHARGE PURCHASE FEES.  THE SPARTAN MARKET  INDEX FUND   CHARGES
A 0.50% REDEMPTION FEE FOR SHARES HELD LESS THAN 90 DAYS.
THE MSCI - EAFE(Registered trademark) INDEX IS A REGISTERED SERVICE MARK OF MORGAN STANLEY AND HAS BEEN LICENSED FOR USE BY FMR CORP. THE FUND IS NEITHER SPONSORED BY NOR AFFILIATED WITH MORGAN STANLEY.
FOR PLAN SPONSORS ONLY
Fidelity Investments Institutional Services Company, Inc. 82 Devonshire
Street    Boston, MA 02109
6I-38072.001